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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 3 to the Registration Statement No. 333-122644 of Columbia Equity Trust, Inc. on Form S-11 of our report dated
May 26, 2005 relating to the financial statements of Columbia Equity Trust, Inc., and our reports dated April 26, 2005 relating to the combined financial statements of Columbia Equity Trust, Inc. Predecessor, the combined statement of revenues and certain expenses of four properties commonly referred to as Fair Oaks, Greenbriar, Sherwood Plaza and Meadows IV, the statement of revenues and certain expenses of Loudoun Gateway IV, the statement of revenues and certain expenses of the Suffolk Building, the financial statements of King I, LLC, the financial statements of Madison Place, LLC, and the financial statements of Carr Capital 1575 Eye Associates, LLC, and our report dated May 26, 2005 relating to the statement of revenues and certain expenses of the Barlow Building appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Financial and Other Data" and "Experts" in such prospectus.



/s/ Deloitte & Touche LLP


McLean, Virginia
June 15, 2005